UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2014

MeadWestvaco Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	001-31215	31-1797999
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 South 5th Street, Richmond, Virginia 23219-0501

(Address of principal executive offices)

(804) 444-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) On February 24, 2014, Mr. James M. Kilts advised the company’s Board of Directors that he will not be standing for re-election at this year’s annual meeting and, accordingly, he will step down from the company’s Board of Directors upon the expiration of his current term at the annual meeting.

A copy of correspondence from Mr. Kilts dated February 26, 2014 and a copy of a response by Mr. John A. Luke, Jr., Chairman and Chief Executive Officer, dated February 26, 2014 is attached as Exhibits 99.1 and 99.2.

The information is being furnished under Item 5.02. “Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” of Form 8-K. Such information, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Correspondence from Mr. James M. Kilts dated February 26, 2014

99.2	Response by Mr. John A. Luke, Jr., Chairman and Chief Executive Officer of MeadWestvaco Corporation, dated February 26, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEADWESTVACO CORPORATION

	By:	/s/ John J. Carrara
Date: February 27, 2014		John J. Carrara
Assistant Secretary

Exhibit Index

Exhibit Number	Description

99.1	Correspondence from Mr. James M. Kilts dated February 26, 2014

99.2	Response by Mr. John A. Luke, Jr., Chairman and Chief Executive Officer of MeadWestvaco Corporation, dated February 26, 2014